EXHIBIT 99.1

Fastenal Company Announces Cash Dividend

WINONA, Minn., Oct. 12, 2011 (GLOBE NEWSWIRE) -- The Fastenal Company of Winona, MN (Nasdaq:FAST) reported its Board of Directors declared a dividend of $0.14 per share to be paid in cash on November 22, 2011 to shareholders of record at the close of business on October 26, 2011. The Company has paid semi-annual dividends since 2003, and paid a third 'supplemental' dividend in both 2010 and 2008. In January 2011, our Board of Directors declared a semi-annual dividend, and then announced a quarterly dividend in April and July 2011. Our Board of Directors intends to continue paying quarterly dividends, provided that any future determination as to payment of dividends will depend upon the financial condition and results of operations of the Company and such other factors as are deemed relevant by the Board of Directors.

Dividend and stock repurchase activity in the last ten years are as follows:

Dividends per share
Year		Dividends paid	Total dividends paid (000's)	Regular dividend	Total dividend paid	Total value of repurchased shares (000's)	Per share price of repurchased shares

2011	(1)	Four	$ 191,742	$ 0.65	$ 0.65	$ --	$ --
2010	(2)	Three	$ 182,814	$ 0.41	$ 0.62	$ --	$ --
2009		Two	$ 106,943	$ 0.36	$ 0.36	$ 41,104	$ 18.69
2008	(3)	Three	$ 117,474	$ 0.26	$ 0.395	$ 25,958	$ 22.00
2007		Two	$ 66,216	$ 0.22	$ 0.22	$ 87,312	$ 20.93
2006		Two	$ 60,548	$ 0.20	$ 0.20	$ 17,294	$ 18.25
2005		Two	$ 46,935	$ 0.155	$ 0.155	$ 18,739	$ 13.38
2004		Two	$ 30,350	$ 0.10	$ 0.10	$ --	$ --
2003		Two	$ 15,935	$ 0.053	$ 0.053	$ --	$ --
2002		One	$ 3,794	$ 0.013	$ 0.013	$ --	$ --

(1)   Note: The 2011 dividend paid amounts include the impact from this dividend announcement. The total dividend paid amount for 2011 includes amounts previously paid in the first ($0.25 per share), second ($0.13 per share), and third ($0.13 per share) quarters, and an estimate from this announcement using the number of shares outstanding on September 30, 2011. The 2011 shares repurchased information is as of September 30, 2011.

(2)   The 2010 Dividend includes two regular payments totaling $0.41 per share and a supplemental dividend paid in December of $0.21 per share.

(3)   The 2008 Dividend includes two regular payments totaling $0.26 per share and a supplemental dividend paid in December of $0.135 per share.

All information reflects the two-for-one stock splits effected in the form of a stock dividend in each of 2002, 2005, and 2011.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; metals, alloys and materials; and office supplies.

Additional information regarding Fastenal is available on the Fastenal Company World Wide Web site at www.fastenal.com.

The Fastenal Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6432

This press release contains statements that are not historical in nature and that are intended to be, and are hereby identified as, "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including a statement regarding expectations as to payment of a quarterly cash dividend in the foreseeable future. Any future determination as to payment of dividends will depend upon the financial condition and results of operations of the Company and such other factors as are deemed relevant by the Board of Directors. For example, a change in business needs including working capital and funding for acquisitions, or a change in tax law relating to dividends, could cause the Company to decide not to pay a dividend in the future. A discussion of other risks and uncertainties is included in the Company's 2010 annual report on Form 10-K under the section captioned "Risk Factors" and the Company's 2010 annual and 2011 quarterly reports under the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations". FAST-D

CONTACT:  Sheryl Lisowski, Controller
          507.453.8550